EXHIBIT 99(a)(2)

                             THE LAZARD FUNDS, INC.
                              ARTICLES OF AMENDMENT

         THE LAZARD FUNDS, INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (the "Corporation"), certifies to the State Department of Assessments and Taxation that:

         FIRST: The Charter of the Corporation is amended by reclassifying and changing all of the Open Shares and Institutional Shares of the Lazard Global High Yield Portfolio ("Global High Yield Portfolio"), to Open Shares and Institutional Shares, respectively, of the Lazard High Yield Portfolio ("High Yield Portfolio"), on the terms set forth herein.

         SECOND: Upon effectiveness of these Articles of Amendment:

         (a) All of the assets and liabilities belonging to the Corporation's Global High Yield Portfolio and attributable to its Open Shares and Institutional Shares, shall be conveyed, transferred and delivered to the Corporation's High Yield Portfolio, and shall thereupon become and be assets and liabilities belonging to the High Yield Portfolio and attributable to its Open Shares and Institutional Shares, respectively.

         (b) Each of the issued and outstanding Open Shares and Institutional Shares (and fractions thereof) of the Corporation's Global High Yield Portfolio will automatically, and without the need of any further act or deed, be reclassified and changed to full and fractional issued and outstanding Open Shares and Institutional Shares, respectively, of the Corporation's High Yield Portfolio in such number of such Open Shares as shall be determined by dividing the net asset value of an Open Share of the Global High Yield Portfolio by the net asset value of an Open Share of the High Yield Portfolio, and in such number of such Institutional Shares as shall be determined by dividing the net asset value of an Institutional Share of the Global High Yield Portfolio by the net asset value of an Institutional Share of the High Yield Portfolio, all determined as of the effective time of these Articles of Amendment.

         (c) Each unissued Open Share and each unissued Institutional Share (or fraction thereof) of the Corporation's Global High Yield Portfolio will automatically, and without the need of any further act or deed, be reclassified and changed to such number of unissued Open and Institutional Shares (or fractions thereof), respectively, of the Corporation's High Yield Portfolio as shall result, as of the effective time of these Articles of Amendment and as a result hereof, in the total number of unissued Open and Institutional Shares of the Corporation's High Yield Portfolio being increased by 50,000,000 Open Shares and 50,000,000 Institutional Shares, less the number of respective issued and outstanding Open and Institutional Shares of the High Yield Portfolio resulting from paragraph (b) above.

         (d) Open accounts on the share records of the Corporation's High Yield Portfolio shall be established representing the appropriate number of shares of stock owned by the former holders of Open and Institutional Shares of the Corporation's Global High Yield Portfolio.

         THIRD: This amendment does not increase the authorized capital stock of the Corporation or the aggregate par value thereof and does not amend the description of any class of stock as set forth in the Charter. The amendment reclassifies and changes the 50,000,000 previously authorized Open Shares and 50,000,000 previously authorized Institutional Shares of the Global High Yield Portfolio to 50,000,000 additional authorized Open Shares and 50,000,000 additional authorized Institutional Shares, respectively, of the High Yield Portfolio.

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         FOURTH: Outstanding certificates representing issued and outstanding
Open and Institutional Shares of the Global High Yield Portfolio immediately prior to these Articles of Amendment becoming effective shall, upon these Articles of Amendment becoming effective, be deemed to represent the appropriate number, calculated as set forth above, of Open and Institutional Shares, respectively, of the High Yield Portfolio. Certificates representing Open and Institutional Shares of the High Yield Portfolio resulting from the aforesaid change and reclassification need not be issued until certificates representing the Open and Institutional Shares of the Global High Yield Portfolio so changed and reclassified, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

         FIFTH: This amendment has been duly authorized and declared advisable by the Board of Directors of the Corporation and approved by the stockholders of the Corporation entitled to vote thereon.

         IN WITNESS WHEREOF, THE LAZARD FUNDS, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President, and witnessed by its Vice President and Secretary, as of the 30th day of November, 2004. The undersigned President of The Lazard Funds, Inc. who executed on behalf of said Corporation these Articles of Amendment, hereby acknowledges, in the name and on behalf of said Corporation, these Articles of Amendment to be the corporate act of said Corporation and certifies that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to authorization and approval are true in all material respects, under the penalties of perjury.


                                                     THE LAZARD FUNDS, INC.


                                                     By:  /s/ Charles Carroll
                                                          -------------------
                                                              Charles Carroll
                                                              President

WITNESS:

By:  /s/ Nathan A. Paul
     --------------------------------
         Nathan A. Paul
         Vice President and Secretary